AXIA BANCORP, INC.
STOCK ORDER FORM                                                          [LOGO]
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Please read and complete this Stock Order Form. Instructions are included on the reverse side of this form.

DEADLINE FOR DELIVERY
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10:00 a.m., New Jersey time, on _________, 1998
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Please  mail the  completed  Stock  Order Form in the  enclosed  business  reply envelope to the address listed below or hand-deliver to any Axia Federal Savings Bank office. Axia Bancorp, Inc. is not required to accept copies of Stock Order Forms.

NUMBER OF SHARES
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  (1) Number of Shares        Price Per Share         Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =        $
  --------------------                              --------------------
   (25 Share MInimum)

METHOD OF PAYMENT
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   OFFICE USE ONLY
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     Date Rec'd                      Batch #                      Order #
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(2) [ ] Enclosed is a check or money order payable to Axia Federal Savings Bank for $__________.
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(3) [ ] I authorize Axia Federal Savings Bank to make the withdrawal(s) from the
        Axia Federal Savings Bank account(s) listed below, and understand that the amounts I authorize below will not otherwise be available to me once this Stock Order Form is submitted:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal $
                                                                ----------
There is no early withdrawal penalty for the purchase of stock.

PURCHASER INFORMATION
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(4)  Check the box which applies.

     (a) [ ] Eligible Account Holder- Check here if you were a depositor with at least $50 at Axia Federal Savings Bank on September 30, 1996. List any account(s) you had at that date.

     (b) [ ] Supplemental Eligible Account Holder-Check here if you were a depositor with at least $50 at Axia Federal Savings Bank at March 31, 1998, but are not an Eligible Account Holder. List any account(s) you had at that date.

     (c) [ ] Other Member - Check here if you were a depositor of Axia Federal Savings Bank on ________, 1998, but are not an Eligible Account Holder or Supplemental Account Holder. List any account(s) you had at that date.

     (d) [ ] Check here if you have never been an Axia Federal Savings Bank customer.

          Account Title (Name(s) on Account)                      Account Number
          ----------------------------------------------------------------------

          --------------------------------------------------------

          ----------------------------------------------------------------------

          --------------------------------------------------------

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          If additional space is needed, please use the back of this Stock Order
          Form.

STOCK REGISTRATION (Please Print Clearly)
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(5)  _______________________________________   (6)  ____________________________
     (First Name)     (M.I.)     (Last Name)        Social Security # or Tax ID#
                                                    (stock certificate will show
                                                    this number)

     _______________________________________        ____________________________
     (First Name)     (M.I.)     (Last Name)        Social Security # or Tax ID#

     _______________________________________   (7)  ____________________________
     (Street Address)                               (Daytime Phone Number)

     _______________________________________        ____________________________
     (City)               (State)      (Zip)        (Evening Phone Number)

(8) Form of Stock Ownership (check one)

    [ ] Individual                     [ ] Individual Retirement Account (IRA)
    [ ] Joint Tenants                  [ ] Corporation
    [ ] Tenants in Common              [ ] Fiduciary (Under Agreement Dated
    [ ] Uniform Transfer to Minors         ________, 199__)
    [ ] Uniform Gift to Minors         [ ] Other _____________________________


NASD AFFILIATION (If Applicable)
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[ ]  Check  here and  initial  below if you are a member of the NASD  ("National
     Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.

____ (Please initial)

ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we)  acknowledge  receipt of the Prospectus dated _____,  1998, and I(we) have read the terms and conditions described therein. I (we) have read the section entitled "Risk Factors"). I(we) understand that, after receipt by Axia Federal Savings Bank, this order may not be modified or withdrawn without the consent of Axia Federal Savings Bank. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I (we) confirm that my (our) order does not conflict with the
purchase  limitation  and  ownership  limitation   provisions  in  the  Plan  of
Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC and is not guaranteed by Axia Federal Savings Bank, or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).
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Please  sign  and date  this  form.  Only  one  signature  is  required,  unless authorizing a withdrawal from a Axia Federal Savings Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.

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Signature                      Title (if applicable)                      Date

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Signature (if required)        Title (if applicable)                      Date

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                            Stock Information Center:
                            Axia Federal Savings Bank
                             Address to be provided
                                Avenel, NJ 07001

                       THIS ORDER NOT VALID UNLESS SIGNED

                         QUESTIONS? Call (732) ___-____
                        9:00 am to 4:00 pm, Monday-Friday

THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY.

                          STOCK ORDER FORM INSTRUCTIONS

1 - Indicate the number of shares of Axia Bancorp, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. No individual person may purchase more than $100,000 in the Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than $200,000 of Common Stock in the Offering. Axia Federal Savings Bank reserves the right to accept or reject orders placed in the Offering.

2 - Payment for shares may be made by check or money order payable to Axia Federal Savings Bank. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Axia Federal Savings Bank's passbook rate (currently __%) from the time funds are received until the Offering is consummated.

3 - You may pay for your shares by withdrawal from your Axia Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is consummated. Please contact the Stock Information Center early in the Offering period, if you are intending to utilize Axia Federal Savings Bank IRA funds (or any other IRA funds) to make your stock purchase.

4 - Check the applicable box. This information is very important because eligibility dates are utilized to prioritize your order in the event that we receive more stock orders than available stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Reorganization and Offering - Subscription Offering" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section could result in a loss of all or part of your stock allocation.

     Account Title (Name(s) on Account)                Account Number

     ----------------------------------            -----------------------

     ----------------------------------            -----------------------

     ----------------------------------            -----------------------

5 - Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Axia Federal Savings Bank (i) eligible depositor as of 9/30/96 or (ii) eligible depositor as of 3/31/98, or
(iii) other member as of __________, 1998 you must register the stock in the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority.
NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

6 - Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate.

7 - Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

8 - Please check the one type of ownership applicable to your registration. An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Axia Bancorp, Inc. Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:         Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.
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JOINT:              Joint  ownership  of stock by two or more  persons  shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.
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JOINT TENANTS--     Joint Tenancy with Right of Survivorship  and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
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TENANTS IN  COMMON--Tenants in Common may be  specified  to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.
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UNIFORM  TRANSFER Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors laws of the individual states. TO MINORS: There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors Act will be abbreviated:
                                 JOHN P. JONES CUST SUSAN A. JONES
                                 UNIF TRAN MIN ACT NJ
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FIDUCIARIES: Stock held in a fiduciary capacity must contain the following:

     1.   The name(s) of the fiduciary(ies):

          o If an individual, list the first given name, middle initial and last name. o If a corporation, list the corporate title o If an individual and a corporation, list the corporation's title before the individual.

     2.   The fiduciary capacity:

          o    Administrator
          o    Conservator
          o    Committee
          o    Executor
          o    Trustee
          o    Personal Representative
          o    Custodian

     3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

     4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

     5.   Either of the following:

          The name of the maker, donor or testator OR

          The name of the beneficiary

          Example of Fiduciary Ownership:

                     JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                          UNDER AGREEMENT DATED 6/9/74